UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54114	90-0609531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Change in Control of the Registrant

See Item 8.01 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective as of June 9, 2017, Peter Benz resigned as Chairman of the Board and a Director of Optex Systems Holdings, Inc. (the “Company”). Effective as of that same date, the Company’s Board of Directors appointed Danny Schoening, its CEO and a director, as the Chairman of the Board of Directors and appointed Karen Hawkins, its CFO, and Bill Bates, the General Manager of its Applied Optics Center division, as directors.

Item 8.01	Other Information

On June 9, 2017, Sileas Corp. (“Sileas”), a related party to the Company, entered into a transaction with The Longview Fund, L.P.(“Longview”) to settle its February 20, 2009 note with Longview in the original principal amount of $13,524,405 (the “Note”). The parties agreed to a conversion by Longview of $3,358,538 of the amount due under the Note into 2,798,782 shares of Company common stock owned by Sileas and previously pledged to Longview as security with respect to the Note. Simultaneously therewith, Sileas made a $250,000.00 cash payment to Longview, and Longview agreed to satisfy $10,571,791 of the amount due under the Note. The remaining amount due under the Note is $64,000 which shall be paid in cash by Sileas to Longview on a quarterly basis, upon the payment of quarterly dividends by the Company, over the next four calendar quarters commencing on or about June 30, 2017. In order to effect the above, Longview also released the pledge on all Company shares owned by Sileas and previously pledged to Longview.

Simultaneously with the above, Sileas sold 800,000 shares of Company common stock to Danny Schoening and Karen Hawkins at a price equal to $314,000  (which is a discounted amount based upon recognition of years of administrative support by Mr. Schoening and Ms. Hawkins for the Company) as follows: (i) Danny Schoening: 640,000 Shares for $200,000 plus a $50,825 promissory note; and (ii) Karen Hawkins: 160,000 Shares for $50,000 plus a $12,706 promissory note. Each promissory note has a one year term, with interest at 1.18% per annum and shall be payable in four equal quarterly installments of $12,800 for Danny Schoening and $3,200 for Karen Hawkins, each installment payable within five business days after the payment of cash dividends by the Company to each of them. As a result, Sileas no longer owns any shares of Company common stock.

After giving effect to the above transactions, the approximate beneficial ownership of Company equity securities by each of the Longview Fund, Danny Schoening and Karen Hawkins is as follows:

The Longview Fund 2,800,132 shares or 37.4%

Danny Schoening 682,649 shares or 9.1%

Karen Hawkins shares 171,450 or 2.3%

Item 9.01 Exhibits

10.1 Form of Note Satisfaction Agreement

10.2 Form of Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Karen Hawkins
Karen Hawkins
Title:	Chief Financial Officer

Date: June 15, 2017